UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2011

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

Registrant’s facsimile number, including area code: (206) 701-2500

None

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 20, 2011, Cray Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.07 to report the results of the Company’s Annual Meeting of Shareholders on June 16, 2011. The Company is filing this Form 8-K/A as an amendment (Amendment No. 1) to the aforementioned Form 8-K for the sole purpose of disclosing the Company’s determination of the frequency of future advisory shareholder votes on executive compensation.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders on June 16, 2011, the shareholders of the Company voted on a proposal regarding the frequency of the Company’s future shareholder advisory votes on executive compensation. As previously reported, a majority of the shares voted on that proposal were cast in favor of holding a shareholder advisory vote on executive compensation every year. In light of that vote, at a meeting of the Board of Directors held on August 3, 2011, the Board of Directors determined that the Company will hold a shareholder advisory vote on executive compensation at its annual meeting of shareholders every year.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 8, 2011

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President and General Counsel